U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934


Date of Report (Date of earliest event reported): January 18, 2000


                  EDLAM ACQUISITION CORPORATION
     (Exact name of registrant as specified in its charter)


        Nevada             000-29123            87-0644409
   (State or other     (Commission File        (IRS Employer
   jurisdiction of           No.)           Identification No.)
   incorporation or
    organization)


              613 Chase Drive, Tyler, Texas  75701
            (Address of principal executive offices)


                         (903) 581-2040
                 (Registrant's telephone number)


     8 East Broadway, Suite 620, Salt Lake City, Utah  84111
         (Former address, if changed since last report)


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            Item 1.  Changes in Control of Registrant
         Item 2.  Acquisition or Disposition of Assets.

     On January 18, 2001, Edlam Acquisition Corporation, a Nevada corporation ("Edlam") issued 11,000,000 shares of common stock to Triden Telecom, Inc., a Nevada corporation ("Triden"), in exchange for $55,151 cash. Immediately following the stock sales, Edlam entered into a Stock Exchange Agreement ("Agreement") with Digitec Information Systems, Inc., a Texas corporation ("Digitec"), whereby Edlam issued 1,750,000 shares of common stock to James M. Roberts, Digitec's sole shareholder, in exchange for Mr. Roberts' 1,000 shares of Digitec common stock. As a negotiated element of the foregoing transactions, Edlam redeemed from its pre-existing shareholders 500,000 shares of common stock at a total redemption price of $45,000. Edlam also entered into agreements to sell an additional 2,500,000 shares of its common stock to a small group of investors at a total purchase price of $25,000. All of the foregoing stock transactions were effected in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act of 1933, asnd Rules 505 and 506 promulgated thereunder.
Sales were made only to persons Edlam believes to be sophisticated and all investors has access to information on Edlam and its proposed operations. No commissions were paid to any person.

     As a result of the transactions Edlam is a majority owned subsidiary of Triden, and Digitec is a wholly owned subsidiary of Edlam. The holders of five percent or more of the 15,250,000 shares of common stock of Edlam now outstanding are as follows:

Name                     Amount of Shares        Percentage of
                                                   Ownership
Triden Telecom, Inc.    11,000,000 shares            72.13
James M. Roberts         1,750,000 shares            11.48

     Digitec's business is in the communications industry, including, business phone systems, cellular service and equipment, national, regional and local paging and video conferencing. Edlam intends to pursue the established business of Digitec.

     Immediately following the completion of the transactions, the following person was elected as an officer and director of Edlam.

     Robert S. Hardy - President, Chief Executive Officer,
Chairman of the Board

Item 7.  Financial Statements and Exhibits

Financial Statements and Pro Forma Financial Information

     The financial statements of the acquired business, Digitec, and pro forma financial information giving effect to the transactions are not included in this report and shall be filed by amendment not later than April 3, 2001 (which is 60 days after the date that this initial report on Form 8-K must be filed).

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Exhibits

     Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref.                Title of Document                 Location
No

2.1       Stock Exchange Agreement dated January 18,      Attached
          2001 between Edlam and Digitec

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EDLAM ACQUISITION CORPORATION

Dated:  February 1, 2001          /s/ Robert S. Hardy, President

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